EXHIBIT 99.1

News Release FOR IMMEDIATE RELEASE

Media Contact:
Julie Pekarek
Chief Marketing Officer
414.977.4254
jpekarek@merge.com

MERGE HEALTHCARE ANNOUNCES THIRD STRAIGHT
QUARTER OF PROFITABILITY

Milwaukee, WI, April 30, 2009 - Merge Healthcare Incorporated (NASDAQ: MRGE), a leading medical imaging solutions provider, today announced financial results for the first quarter of 2009.

First Quarter Results:

First quarter net sales of 2009 totaled $15.3 million, compared to $13.7 million in the first quarter of 2008 and $15.1 million in the fourth quarter of 2008.

Operating income in the first quarter of 2009 was $3.5 million, compared to an operating loss of $8.4 million in the first quarter of 2008 and operating income of $3.7 million in the fourth quarter of 2008.

Net income in the first quarter of 2009 was $2.8 million, or $0.05 earnings per basic and diluted share, compared to a net loss of $7.8 million, or $0.23 loss per basic and diluted share, in the first quarter of 2008; and a net income of $1.9 million, or a $0.03 earnings per basic and diluted share, in the fourth quarter of 2008.

In the first quarter of 2009, the cash balance increased by $1.8 million to $19.7 million at March 31, 2009.  In addition, net accounts receivable increased by $0.6 million to $13.4 million, while deferred revenue decreased by $2.0 million to $14.8 million at March 31, 2009.

"Merge Healthcare has started 2009 with a solid quarter in a difficult economic environment,” states Justin Dearborn, CEO.   We are pleased to deliver a third consecutive quarter of EPS growth, and look forward to discussing the results in more detail on the call later today.”

Conference Call Information:

Merge will hold a public web cast today at 4:15 p.m. EDT to review financial results for the first quarter of 2009 and to provide an update on business operations and strategy. Immediately following, there will be a question and answer session.

Investors will have the opportunity to listen to the conference call via telephone or over the Internet at Merge Healthcare Web Cast.  To access the call, dial 1.800.221.2015 or 706.634.2159. The Conference ID Number to reference is 96808446.  A replay via the Internet or telephone will be available shortly after the call at http://www.merge.com/investor/conferencecall.asp.

Merge Healthcare’s solutions solve mission-critical issues for radiology practices, outpatient imaging centers, hospitals, pharmaceutical companies and device manufacturers worldwide.  For additional information, visit www.merge.com.

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This news release contains "forward-looking statements," including statements with respect to the financial results the Company currently expects it will report for the first quarter, which are statements related to future, not past, events, and, with respect to such anticipated report of its financial results, are based on the Company’s preliminary review of its operations for such period, and which are unaudited and remain subject to quarter-end and year-end adjustment, as well as potential revision upon completion of our 2009 financial statements and review thereof by our independent registered accounting firm.  Forward-looking statements usually describe our expected future business and financial outlook or performance, and often contain words such as “will,” “believes,” “intends,” “anticipates,” “expects,” "plans," "seeks," and similar expressions.  Forward-looking statements, by their nature, address matters that are, to varying degrees, uncertain and subject to various known and unknown risks.  For us, particular uncertainties and risks that could cause actual results to differ materially from our forward-looking statements include: possible accounting adjustments and revisions to our current preliminary expectations as to the results the Company will report for 2009 financial results; market acceptance and performance of our products and services; the impact of competitive products and pricing; possible delays in the implementation of our managed services offering; the risks and effects of our recent changes in our executive and Board leadership; the risks and effects of our recent securities issues, including the issuance of certain senior secured notes; the past restatement of our financial statements and other actions that may be taken or required as a result of such restatement; our ability to generate sufficient cash from operations to meet future operating, financing and capital requirements, including repayment obligations with respect to our outstanding indebtedness; risks associated with our prior delays in filings with the SEC or our ability to continue to meet the listing requirements of The NASDAQ Stock Market; the costs, risks and effects of various pending legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission; and other risk factors detailed in our filings with the Securities and Exchange Commission.  These uncertainties and risks may cause our actual future results to be materially different than those expressed in our forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  We undertake no obligation to update such forward-looking statements or any of such risks, uncertainties and other factors.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2009	2008

Current assets:
Cash (including restricted cash)	$19,690	$17,848
Accounts receivable, net	13,387	12,779
Inventory	114	550
Prepaid expenses	1,456	1,509
Deferred income taxes	217	217
Other current assets	278	721
Total current assets	35,142	33,624

Property and equipment, net	1,730	1,974
Purchased and developed software, net	5,003	5,653
Customer relationships, net	2,054	2,291
Deferred tax assets	4,585	4,585
Investments	5,527	5,690
Other	775	920
Total assets	$54,816	$54,737

Current liabilities:
Accounts payable	$2,760	$3,387
Accrued wages	1,759	1,590
Restructuring accrual	673	1,173
Deferred revenue	14,324	16,150
Other accrued liabilities	2,760	3,070
Total current liabilities	22,276	25,370

Note payable	14,358	14,230
Deferred income taxes	39	39
Deferred revenue	466	644
Income taxes payable	5,435	5,418
Other	177	195
Total liabilities	42,751	45,896

Total shareholders' equity	12,065	8,841
Total liabilities and shareholders' equity	$54,816	$54,737

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008

Net sales
Software and other	$8,684	$6,055
Services and maintenance	6,625	7,688
Total net sales	15,309	13,743
Cost of sales
Software and other	1,230	1,199
Services and maintenance	2,150	3,775
Amortization	650	716
Total cost of sales	4,030	5,690
Gross margin	11,279	8,053
Operating costs and expenses:
Sales and marketing	1,672	3,362
Product research and development	2,271	4,735
General and administrative	3,252	6,158
Restructuring and other expenses	-	1,362
Depreciation and amortization	548	842
Total operating costs and expenses	7,743	16,459
Operating income (loss)	3,536	(8,406)
Other income (expense)	(672)	574
Income (loss) before income taxes	2,864	(7,832)
Income tax expense	22	-
Net income (loss)	$2,842	$(7,832)

Net income (loss) per share - basic	$0.05	$(0.23)
Weighted average number of common
shares outstanding - basic	56,304,568	33,926,183

Net income (loss) per share - diluted	$0.05	$(0.23)
Weighted average number of common
shares outstanding - diluted	57,189,532	33,926,183

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$2,842	$(7,832)
Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating activities:
Depreciation and amortization	1,198	1,558
Share-based compensation	519	1,328
Amortization of note payable issuance costs & discount	274	-
Provision for doubtful accounts receivable and sales returns, net of recoveries	234	18
Net change in assets and liabilities (net of effects of dispositions)	(3,184)	(221)
Net cash provided by (used in) operating activities	1,883	(5,149)
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(67)	(296)
Change in restricted cash	258	-
Net cash provided by (used in) investing activities	191	(296)
Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	26	-
Net cash provided by financing activities	26	-
Effect of exchange rate changes on cash	-	(33)
Net increase (decrease) in cash	2,100	(5,478)
Cash and cash equivalents, beginning of period (net of restricted cash) (1)	17,227	13,637
Cash and cash equivalents, end of period (net of restricted cash) (2)	$19,327	$8,159

(1)	Restricted cash of $621 and $363 as of December 31, 2008 and 2007, respectively.
(2)	Restricted cash of $363 and $363 as of March 31, 2009 and 2008, respectively.